As filed with the Securities and Exchange Commission on May 4, 2005.

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933

                                    CPI CORP.
             (Exact Name of Registrant as Specified in its Charter)

                    DELAWARE                        43-1256674
         (State or Other Jurisdiction of        (I.R.S. Employer
         Incorporation or Organization)         Identification No.)

                             1706 WASHINGTON AVENUE
                         ST. LOUIS, MISSOURI 63103-1790
                    (Address of Principal Executive Offices)

                         CPI CORP. RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

                          JANE NELSON, GENERAL COUNSEL
                             1706 WASHINGTON AVENUE
                         ST. LOUIS, MISSOURI 63103-1790
                     (Name and Address of Agent For Service)

                                 (314) 231-1575
          (Telephone number, including area code, of agent for service)


                                                    CALCULATION OF REGISTRATION FEE

                                                   Proposed Maximum        Proposed Maximum
 Title of Securities to be     Amount to be       Offering Price Per      Aggregate Offering         Amount of
        Registered            Registered(1)            Share(2)                 Price             Registration Fee
Common Stock, par
value $.40 per share
(including Series A
Preferred Stock Purchase
Rights)(3)                       100,000                $16.32                $1,632,000                $193
-----------------------
(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers an indeterminate amount of shares which may be issued if the anti-dilution and adjustment provisions of the plan become operative.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the
    Securities Act of 1933 on the basis of the average high and low prices of the shares of Common Stock as reported on  the New
    York Stock Exchange on April 26, 2005.
(3) Prior to the occurrence of certain events, the Series A Preferred Stock Purchase Rights will not be traded separately from the  Common Stock.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to an amendment to the Restricted Stock Plan of CPI Corp. (the "Company") which increases the number of shares of Common Stock authorized and reserved for issuance thereunder by 100,000 shares. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 filed by the Company (File No. 33-19981) with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents are also incorporated by reference into this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 5, 2005 filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

          (b) The description of the Registrant's Common Stock is contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Exchange Act, and is incorporated in this Registration Statement by reference, including any subsequent amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.
         --------

      4.1 Articles of Incorporation of the Company, incorporated by reference to CPI Corp.'s Annual Report for fiscal year 1989 on Form 10-K filed 4/30/90.

      4.2 Bylaws of the Company, incorporated by reference to CPI Corp.'s Annual Report for fiscal year 1989 on Form 10-K filed 4/30/90.

      4.3 Note Agreement for CPI Corp. Senior Notes dated June 16, 1997, incorporated by reference to CPI Corp.'s Form 8-K filed 7/1/97.

      4.4 CPI Corp. 7.46% Senior Notes due June 16, 2007, incorporated by reference to CPI Corp.'s Form 8-K filed 7/1/97.

      4.5 CPI Corp. 7.46% Senior Notes due June 16, 2007, incorporated by reference to CPI Corp.'s Form 8-K filed 7/1/97.

      4.6 Form of Rights Agreement, dated as of March 13, 2000, between CPI Corp. and Harris Trust and Savings Bank (filed as Exhibit 1 to registrant's Form 8-A filed March 15,
                      2000).

      5               Opinion of McDermott, Will & Emery*

      23.1            Consent of KPMG LLP*

* Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 29th day of April, 2005.

                                       CPI CORP.


                                       By: /s/ David M. Meyer
                                          --------------------------------------
                                       Name: David M. Meyer
                                       Title: Chairman of the Board and Member
                                              of the Office of the Chief
                                              Executive


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of CPI Corp., hereby severally constitute David M. Meyer and Jack Krings, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable CPI Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated as of April 29, 2005.

SIGNATURES OF DIRECTORS AND PRINCIPAL OFFICERS

              SIGNATURE                             TITLE

/s/ David M. Meyer
-----------------------------------     Chairman of the Board of Directors
         (David M. Meyer)               and Member of the Office of the
                                        Chief Executive

/s/ James J. Abel
-----------------------------------     Director
         (James J. Abel)

/s/ Michael S. Koeneke
-----------------------------------     Director
       (Michael S. Koeneke)

/s/ Mark R. Mitchell
-----------------------------------     Director
        (Mark R. Mitchell)

/s/ John Turner White, IV
-----------------------------------     Director
     (John Turner White, IV)

/s/ Gary W. Douglass
-----------------------------------     Executive Vice President,
       (Gary W. Douglass)               Finance and Chief Financial
                                        Officer and Member of the
                                        Office of the Chief Executive

/s/ Jack Krings
-----------------------------------     President, Chief Operating Officer
          (Jack Krings)                 and Member of the Office of the
                                        Chief Executive

/s/ Kimberly A. LaBelle
-----------------------------------     Vice President, Controller
      (Kimberly A. LaBelle)             Principal Accounting Officer